UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2022

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2022, Esperion Therapeutics, Inc. (the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to increase the authorized shares of common stock from 120,000,000 to 240,000,000. As further described under Item 5.07 below, the proposal for the amendment was approved by the Company’s stockholders at the Company’s 2022 annual meeting of stockholders held on May 26, 2022 (the “Annual Meeting”).

A copy of the Charter Amendment, which became effective immediately upon filing with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03. The foregoing description of the amendments effected by the Charter Amendment is qualified by reference to Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 26, 2022. As of March 29, 2022, the record date for the Annual Meeting, there were 62,981,325 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2022: (i) to elect three Class III directors, Alan Fuhrman, Jay P. Shepard, and Seth H.Z. Fischer to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal (“Proposal 1”), (ii) to approve the advisory resolution on the compensation of the Company’s named executive officers (“Proposal 2”), (iii) to approve the non-binding advisory resolution on the frequency of future advisory votes on the compensation of our named executive officers ("Proposal 3"), (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 4”), (v) to approve the Esperion Therapeutics, Inc. 2022 Stock Option and Incentive Plan ("Proposal 5"), and (vi) to amend our Charter to increase the authorized shares of common stock from 120,000,000 to 240,000,000 ("Proposal 6").

The Company’s stockholders approved the Class III director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class III directors as follows:

Class III Director Nominee	For	Withhold	Broker Non-Votes
Alan Fuhrman	31,764,300	1,817,540	8,861,786
Jay P. Shepard	31,243,558	2,338,282	8,861,786
Seth H.Z. Fischer	25,726,479	7,855,361	8,861,786
The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
31,450,553	2,084,079	47,208	8,861,786
The Company’s stockholders approved to hold future advisory votes on the compensation of the Company’s named executive officers every one year as recommended in Proposal 3 at the Annual Meeting. In accordance with Item 5.07(d) of Form 8-K, the Company now reports that, after considering the outcome of this advisory vote, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation once every year until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders occurring six years after the Annual Meeting. The votes cast at the Annual Meeting were as follows:

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
33,062,531	56,816	347,995	114,498	—
The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
41,498,222	853,983	91,421	—
The Company’s stockholders approved Proposal 5. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
25,566,523	7,984,944	30,373	8,861,786
The Company’s stockholders approved Proposal 6. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
38,805,112	3,506,951	131,563	—
No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.
Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the registrant.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer